Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Form 10-Q of INVESTools Inc. (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Lee K. Barba, CEO, certify that the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ LEE K. BARBA
Lee K. Barba
November 14, 2003